UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2007

INPHONIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51023	52-2199384
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Wisconsin Avenue, Suite 600, Washington, DC	20007
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (202) 333-0001

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance On Previously Issued Financial Statements Or A Related Audit Report Or Completed Interim Review.

On April 2, 2007, the Company’s management and Audit Committee concluded that the Company’s unaudited financial statements for the quarterly periods ended June 30, 2006 and September 30, 2006 each as filed on Form 10-Q (the “2nd and 3rd Quarter Financials”) as well as the unaudited financial results for the quarter and year-ended December 31, 2006 included in the Company’s earnings release issued on February 22, 2007 (the “Year End Results”) should no longer be relied upon as a result of certain errors discovered subsequent to the issuance of the Year End Results. At this time the Company has identified the matters set forth below which will require changes to the 2nd and 3rd Quarter Financials and unaudited Year End Results. Certain additional matters are also subject to review. The matters for which changes will be required are:

In 2006, the Company recorded net activation and services revenue as a change in its estimate of certain disputed carrier commissions which it had deemed collectible. The Company now believes that it was inappropriate to have recorded revenue associated with this matter until such collections are received. If the Company is ultimately able to collect any of these disputed carrier commissions, the amount would be recorded as revenue at the time of collection. We have subsequently collected some of these receivables and recorded them as revenue.

The Company has also identified a deficiency in its process for recording certain fees due from consumers when contracts are canceled within specified time periods and the wireless device is not returned to the Company as is required under the contract with the customer (“EDPs”). The Company believes that revenue originally recorded as being earned under generally accepted accounting principles and the related accounts receivable amount should be reduced to be reflective of such historical experience. If the Company ultimately is able to collect on or sell these pools of consumer receivables at a more favorable rate, a gain may be recorded at the time of such collection or sale, subject to the terms of the agreements. The Company has identified a third party marketplace for the sale of its EDP receivables and is actively marketing these assets.

The Company expects to amend the previously filed Form 10-Qs for the 2nd and 3rd Quarter Financials with an aggregate impact of a reduction of revenue for the quarterly periods ended June 30, 2006 and September 30, 2006. The Company also anticipates revising the Year End Results. The amendments to the prior period financial statements, including for our year-end results, for the above and certain other entries are one-time, non-cash charges that the Company expects will increase its previously reported net loss for 2006 by a range from approximately $5 million to $7 million in the aggregate. The foregoing is an estimate subject to change until the Company’s accounting review and outside audit is complete. The reduction in revenue will have corresponding impacts to previously reported quarterly revenue and will result in increased net losses for each period.

Additionally, the Company has identified three material weaknesses in its internal controls over financial reporting. At the entity level, management identified a material weakness in its control environment because it lacked a sufficient number of employees with appropriate levels of knowledge, expertise and training in the application of generally accepted accounting principles in certain groups. At the transactional level, due to the lack of sufficient personnel, the Company was unable to properly perform certain accounting procedures in a timely manner relating to the recording of carrier commissions. Also, at the transactional level, the Company identified a material weakness in its process for recording revenue relating to EDPs. The Company will be required to provide an assessment of the effectiveness of the Company’s internal control structure and procedures for financial reporting when it files its Annual Report on Form 10-K for the fiscal year ended December 31, 2006. Management has already taken action to remediate the material weaknesses described above based on an evaluation of the accounting staffing, systems, policies and procedures relating to revenue recognition, however, our efforts to remediate deficiencies surrounding the levels of our staffing may take some time to remediate over the next several quarters.

The Company intends to file its restated financial statements for the quarterly periods ended June 30, 2006 and September 30, 2006 together with its Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

The Company’s management and its Audit Committee have discussed the matters described in this Form 8-K with Grant Thornton LLP, the Company’s independent registered public accounting firm.

Item 8.01 Other Items

On March 30, 2007, the Company entered into Amendment No. 2 to its Credit Agreement dated November 7, 2006 with Goldman Sachs Credit Partners L.P., as Lead Arranger, Lead Bookrunner and Lead Syndication Agent, Citicorp North America, Inc., as Administrative Agent, and the lenders from time to time party thereto (the “Amendment”). The Amendment provided, among other matters, additional time to comply with covenants requiring delivery of full-year audited financial statements within 90 days of the fiscal year end (December 31, 2006).

Business Outlook

The Company does not believe that the charges described above should substantially affect Adjusted EBITDA for 2006 due primarily to their non-recurring or non-cash nature. Also, the Company does not believe that this will negatively affect the 2007 business outlook. The foregoing is an estimate subject to change until the Company’s accounting review and outside audit is complete.

The Company is revising the 2007 business outlook that it released as of February 22, 2007 to reflect the current expectation for first quarter and the full-year 2007 as set forth below. It is currently expected that the outlook will not be updated until the release of InPhonic’s next quarterly earnings announcement, notwithstanding subsequent developments; however, InPhonic may update the outlook or any portion thereof at any time.

	FY 2007	Q1 2007

Revenue (in millions)	$500 -$510	$108 -$110

Adjusted EBITDA (in millions)	$33.5 -$35	$5.0 -$5.5

Adjusted EPS per basic and diluted share	$0.24 -$0.27	$0.00 -$0.02

Adjusted EPS per basic and diluted share is defined as earnings per share as calculated on the face of the income statement adjusted for stock-based compensation expense and depreciation of intangibles.

Note: Certain statements in this Current Report on Form 8-K concerning InPhonic’s revenue restatement, results or prospects are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. There can be no assurances that forward-looking statements will be achieved, and actual events or results could differ materially from the events or results predicted or from any other forward-looking statements made by, or on behalf of, InPhonic, and should not be considered as an indication of future events or results. Important factors that could cause actual events or results to differ materially include: the completion of our restatement, which could result in changes in revenue actually reported for the quarterly periods ended June 30, 2006, September 30, 2006 and December 31, 2006 and year-ended December 31, 2006 that differ from the amounts disclosed herein; our ability to complete the restatement in a timely manner and timely file all required reports under the Securities Exchange Act of 1934; our ability to remediate the material weaknesses in internal controls over financial reporting; our fluctuating operating results, seasonality in our business, our ability to acquire products on reasonable terms, our online business model, demand for our products, the strength of our brand, competition, our ability to fulfill orders; and other risks described in filings with the Securities and Exchange Commission. InPhonic makes no commitment to revise or update any forward-looking statements in order to reflect changes in events or circumstances after the date any such statement is made, except as may be required pursuant to applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPHONIC, INC.

/s/ Lawrence S. Winkler
Name:	Lawrence S. Winkler
Title:	Chief Financial Officer, Executive Vice President and Treasurer

/s/ David A. Steinberg
Name:	David A. Steinberg
Title:	Chairman and Chief Executive Officer

Date: April 2, 2007